EXHIBIT 2.7 RESCISSION AGREEMENT

Rescission Agreement

         This Rescission Agreement (the "Agreement") is made and entered into by and among American Internet Technical Centers, Inc., a Nevada corporation originally organized as Ascot Industries, Inc. ("American Internet Nevada"); American Internet Technical Center, Inc., a Florida corporation (American Internet Florida"); Dale B. Finfrock, Jr., a Florida resident also sometimes known as "Dale B. Finfrock" ("Mr. Finfrock"); Donald F. Mintmire, Esquire, an attorney residing in the State of Florida ("Mr. Mintmire"); Mintmire &
Associates, an entity engaged in the practice of law in the State of Florida controlled by Mr. Mintmire ("Mintmire & Associates"); J. Bruce Gleason, a Florida resident ("Mr. Gleason"); and, Michael D. Umile, a Florida resident ("Mr. Umile;" Mr. Umile and Mr. Gleason being collectively hereinafter referred to as the "Original American Internet Florida Stockholders"; Mr. Finfrock, Mr. Mintmire and Mintmire & Associates (being hereinafter collectively referred to as the "Original Ascot Group"), the Original Ascot Group, American Internet Nevada, American Internet Florida and the Original American Internet Florida Stockholders being sometimes hereinafter collectively referred to as the "Parties" and each being sometimes hereinafter generically referred to as a "Party").


                                     Preamble:

         WHEREAS, American Internet Nevada, American Internet Florida and the Original American Internet Florida Stockholders have entered into and closed upon a reorganization agreement (the "Reorganization Agreement") with Equity Growth Systems, inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Equity Growth" and the "Exchange Act," respectively), a copy of which (without exhibits) is annexed hereto and made a part hereof as exhibit 0.1, as a result of which Equity Growth has acquired 90% of the capital stock of American Internet Nevada, with the unilateral right under Section 4.9 of the Reorganization Agreement to change the transaction to an acquisition of 100% of the capital stock of American Internet Florida and all the assets of American Internet Nevada; and

         WHEREAS, Equity Growth has elected its rights under Section 4.9 of the Reorganization Agreement, and requires that the Original American Internet Florida Stockholders, American Internet Nevada and American Internet Florida facilitate such election by entry into this Agreement; and

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         WHEREAS,  the Original  American  Internet  Florida  Stockholders,  the
Original Ascot Group, American Internet Florida and American Internet Florida desire rescind the agreement between Ascot Industries, Inc. ("Ascot," the former name of American Internet Nevada) and the Original American Internet Florida Stockholders, a copy of which is annexed hereto and made a part hereof as exhibit 0.2 (the "Stock Exchange Agreement"), subject only to payment of $2,581.86 by American Internet Florida to Mintmire & Associates for legal services related to the Stock Exchange Agreement:


         NOW, THEREFORE, in consideration of the premises, as well as the mutual covenants hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:


                                   Witnesseth:
                                   Article One
                              Rescission Provisions

1.1      Recitation of Applicable facts and Conclusions

(D) Annexed hereto and made a part hereof as exhibit 1.1(a) is the statement of fees due from American Internet Nevada to Mintmire & Associates, which American Internet Florida hereby agrees to assume and pay immediately following execution of this Agreement.

(E) The Parties hereby acknowledge that there were material misunderstandings concerning the Exchange Agreement which have led them to elect to rescind it, but that this Agreement does not constitute an admission by any Party concerning the conclusions of any other Party or Parties as to the reasons for such misunderstandings.

1.2      No Admission of Liability

         Without limiting the generality of the foregoing, no Party to this Agreement admits any of the claims, allegations or conclusions of any other Party in conjunction with the Exchange Agreement or any transactions by any other Party involving Ascot.

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     1.3  Effectuating  Actions by Ascot,  the Original Ascot Group and American
Internet Nevada Ascot, the Original Ascot Group and American Internet Nevada hereby:

(A) Irrevocably consent to the rescission of the Stock Exchange Agreement, ab initio.

(B) Relinquish all rights to the name American Internet Technical Centers, hereby assign it to American Internet Florida, and agree to immediately change American Internet Nevada's name back to Ascot Industries, Inc., by repealing its recent change of name amendment;

(C) Hereby transfer and assign all of its right, title and interest to any and all of Ascot's or American Internet Nevada's assets, wherever located, whether tangible or intangible, current or inchoate, to American Internet Florida;

(D)      Waive the arbitration rights reflected in the Exchange Agreement;

(E) Recognize Mr. Bruce Drezner ("Mr. Drezner") and Mr. Gary D. Walk ("Mr. Walk"), as holders of 30,000 shares of American Internet Nevada's common stock each (60,000 shares in the aggregate), received as compensation for their introduction of the Original American Internet Florida Stockholders to the Original Ascot Group;

(F) If they so elect, recognize Mr. Theodore Gill and Mrs. Susan Gill, his wife , both residents of the State of New Jersey ("Mr. & Mrs. Gill"), as holders of 10,000 shares of American Internet Nevada's common stock and warrants to purchase an additional 10,000 shares of American Internet Nevada's common stock at $0.50 per share, in consideration of their payment of $10,000 therefor;


(G) If she so elects, recognize Ms. Lyn Poppiti, a resident of the State of Florida, as the holder of 8,000 shares of American Internet Nevada's common stock and warrants to purchase an additional 10,000 shares of American Internet Nevada's common stock at $0.50 per share, in consideration of her payment of $8,000 therefor;

(H)      Agree to  immediately  notify all Ascot and  American  Internet  Nevada
         stockholders   other  than  the  Original   American  Internet  Florida
         Stockholders of the foregoing.

(I)      Agree to return to  American  Internet  Florida all  American  Internet
         Florida documents, agreements, stock certificates, (including but not limited to original stock certificates in the names of Mr. Gleason or Mr. Umile,) stock powers, stock ledgers, including but not limited to all such items in the possession of Mintmire & Associates.

     1.4  Effectuating   Actions  by  the  Original  American  Internet  Florida
Stockholders & American Internet Florida

     The Original American Internet Florida Stockholders and American Internet Florida hereby:

(A) Irrevocably consent to the rescission of the Stock Exchange Agreement, ab initio.


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(B)      Relinquish  all rights to the name Ascot  Industries,  Inc., and hereby assign it to the Original Ascot Group, and agree to immediately change American Internet Nevada's name back to Ascot Industries, Inc., by repealing its recent change of name amendment;

(C)      Waive the arbitration rights reflected in the Exchange Agreement;

(D) Agree, immediately after receipt of a completely executed copy of this Agreement, tender to Mintmire & Associates an American Internet Florida check in the amount of $2,852.86.

1.5      Special Covenants of the Parties

         Each of the Parties, as a material inducement to entry into this Agreement by all of the other Parties, hereby covenants and agrees, as follows:

(A) Each of the Parties, on its own behalf and on behalf of his, her or its family and affiliates, hereby relinquish all rights, whether accrued or inchoate, under any instruments, indentures, charters, agreements, understandings, commitments, promises or any other basis between him, her, her or its family or his, her or its affiliates and all the other Parties and their affiliates, other than those created by this Agreement.

(B) Each of the Parties hereby irrevocably covenants and agrees that he, she or its will maintain all information heretofore shared with him, her or its by any other Party, or any other Party's members, officers, directors, stockholders, employees, agent or affiliates, whether related to the business of any of the Parties or to other business or financial matters or to personal matters, totally confidential and shall not disclose any such information to any other person or entity, for any reason whatsoever, unless compelled to do so under process of law.


(C) Each of the Parties hereby irrevocably covenants and agrees that he, she or it will refrain from making any disparaging remarks, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about any other Party, or any other Party's members, officers, directors, stockholders, employees, agent or affiliates, whether related to the business of the Parties, to other business or financial matters or to personal matters.

(D) In consideration for the exchange of covenants reflected above but excepting only the obligations created by this Agreement, the Parties hereby each release, discharge and forgive each other Party, and his, her or its affiliates, members, officers, directors, partners, agents and employees from any and all liabilities, whether current or inchoate, from the beginning of time until the date of this Agreement.

(E) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise; provided that, such claims are asserted by third parties unrelated to the Parties.

(F) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

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
                                   Article Two
                      Reorganization Agreement Ratification

(A) Except as modified by Equity Growth Systems, inc., a publicly held Delaware corporation with a class of securities registered under
          Section 12(g) of the Securities Exchange Act of 1934, as amended ("Equity Growth" and the "Exchange Act," respectively) through exercise of its rights under Section 4.9 of the reorganization agreement entered into by Equity Growth, American Internet Florida, American Internet Nevada and the Original American Internet Florida Stockholders on or about June 25, 1999 (the "Reorganization Agreement"), and as a result of the rescission of the Exchange Agreement, nothing in this Agreement shall be interpreted as detrimentally affecting the rights of Equity Growth, American Internet Florida or Messrs. Gleason or Umile under the Reorganization
          Agreement, including the rights to receipt of deferred contingent shares of Equity Growth's common stock, and to Equity Growth's full ownership of all of the capital stock of American Internet Florida and American Internet Florida's ownership of all assets formerly belonging to American Internet Nevada.

(B) American Internet Florida hereby agrees that if they so elect, to treat Mr. Theodore Gill and his wife Susan Gill, both residents of the State of New Jersey ("Mr. & Mrs. Gill"), and Ms. Lyn Poppiti, a resident of the State of Florida (Ms. Poppiti"), as stockholders of American Internet Florida entitled to receive common stock in Equity Growth, at their option, in lieu of common stock in American Internet Florida or American Internet Nevada, as if they were parties to the Reorganization Agreement who held 10/10,178ths (Mr. & Mrs. Gill) and 8/10,178ths (Ms. Poppiti), of the common stock in American Internet Florida prior to the closing on the Reorganization Agreement.

(C) Equity Growth shall be deemed a third party beneficiary of this Agreement for all purposes and shall be copied in all notices to Parties or other required by this Agreement, as if it were directly a Party hereto; however, no Party herein shall be deemed in privity of contract with Equity Growth for purposes of enforcing any rights against it not otherwise enforceable solely pursuant to the provisions of the Reorganization Agreement.


                                  Article Three
                            American Internet Nevada

         Messrs. Gleason and Umile, currently the only executive officers and the only members of the Board of Directors of American Internet Nevada (the "Directors") and the holders of 10,100,000 shares of the common stock of American Internet Nevada, being in excess of 80% of its outstanding common stock; and, Mr. Finfrock, formerly the sole executive officer and the only member of the Board of Directors of Ascot and then American Internet Nevada, and with Mr. Mintmire, the holders, on their own behalf and as the trustee or agent for a number of other persons of a majority of the common stock of American Internet Nevada and Ascot, prior to the Exchange Agreement, in their respective roles as

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directors and  stockholders,  by execution of this  Agreement  hereby  convene a special meeting of the Board of Directors and of the stockholders of American Internet Nevada, waiving notice thereof, and hereby adopt the following resolution:

         RESOLVED,  that pursuant to authority granted under Sections 78.315 and
78.320 of the Nevada general Corporation Law and as permitted by its constituent documents, this Corporation hereby adopts ratifies and confirms the rescission agreement between American Internet Technical Centers, Inc., a Nevada corporation originally organized as Ascot Industries, Inc. ("American Internet Nevada"); American Internet Technical Center, Inc., a Florida corporation
(American Internet Florida"); Dale B. Finfrock, Jr., a Florida resident also sometimes known as "Dale B. Finfrock" ("Mr. Finfrock"); Donald F. Mintmire, Esquire, an attorney residing in the State of Florida ("Mr. Mintmire"); Mintmire & Associates, an entity engaged in the practice of law in the State of Florida controlled by Mr. Mintmire ("Mintmire & Associates"); J. Bruce Gleason, a Florida resident ("Mr. Gleason"); and, Michael D. Umile, a Florida resident ("Mr. Umile;" Mr. Umile and Mr. Gleason being collectively hereinafter referred to as the "Original American Internet Florida Stockholders"; Mr. Finfrock, Mr. Mintmire and Mintmire & Associates (being hereinafter collectively referred to as the "Original Ascot Group"), the Original Ascot Group, American Internet Nevada, American Internet Florida and the Original American Internet Florida Stockholders being sometimes hereinafter collectively referred to as the "Parties" and each being sometimes hereinafter generically referred to as a "Party"); concurrently with the promulgations of this resolution by written consent in lieu of special meeting of the Corporation's Board of Directors and in lieu of special meeting of the Corporation's stockholders (the "Rescission Agreement" and this "Instrument," respectively); and be it FURTHER

          RESOLVED, that Mr. Finfrock be, and he is hereby, elected to this Corporation's Board of Directors, effective immediately ; and be it FURTHER

         RESOLVED, that pursuant to its obligations under the Rescission Agreement, this Corporation hereby repeals the amendment to its certificate of incorporation changing its name from "Ascot Industries, Inc." to "American Internet technical Centers, Inc." originally adopted and implemented on or about February 28, 1999, as a result of which its name shall again be "Ascot Industries, Inc." and that Mr. Gleason is hereby appointed as the president of this Corporation and Mr. Umile is hereby appointed the secretary of this Corporation for the purpose of executing all documents, certificates, resolutions or other instruments required to effect the foregoing on behalf of this Corporation; and be it FURTHER

         RESOLVED, that pursuant to its obligations under the Rescission Agreement, this Corporation hereby assigns to American Internet Technical Center, Inc., a Florida corporation, all right title and interest in and to the name American Internet Technical Centers and to all of its assets, wherever located, whether tangible or intangible, current or inchoate; and be it FURTHER

         RESOLVED, that pursuant to its obligations under the Rescission Agreement, this Corporation hereby waives the arbitration rights reflected in the Exchange Agreement and agrees to indemnify and hold the Original American Internet Florida Stockholders, American Internet Florida and its affiliates, officers, directors, stockholders, employees, agents and advisors, harmless from any and all liabilities pertaining, directly or indirectly, to any actions or failures to act by this Corporation, the Original Ascot Group or as a result of the Parties' entry into this Agreement; and be it FURTHER

     RESOLVED, that Mr. Finfrock be, and he is hereby, directed to immediately notify all Ascot and American Internet Nevada stockholders other than the Original American Internet Florida Stockholders of the foregoing.

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                                  Article Five
                            American Internet Florida

         Messrs. Gleason and Umile, currently the only executive officers and the only members of the Board of Directors of American Internet Florida (the "Directors") and the holders of a proxy pursuant to the terms of the Reorganization Agreement, from Equity Growth, the holder of at least 10,100,000 shares of the common stock of American Internet Florida, being in excess of 80% of its outstanding common stock to vote such securities in the manner set forth below (the "Equity Growth Proxy"), in their respective roles as directors and proxies for the stockholders of this Corporation, by execution of this Agreement hereby convene a special meeting of the Board of Directors and of the stockholders of American Internet Florida, waiving notice thereof, and hereby adopt the following resolution:

         RESOLVED, that pursuant to authority granted under Sections 607.0704 and .0821 of the Florida Business Corporation Act and as permitted by its constituent documents, this Corporation hereby adopts ratifies and confirms the rescission agreement between American Internet Technical Centers, Inc., a Nevada corporation originally organized as Ascot Industries, Inc. ("American Internet Nevada"); American Internet Technical Center, Inc., a Florida corporation
(American Internet Florida"); Dale B. Finfrock, Jr., a Florida resident also sometimes known as "Dale B. Finfrock" ("Mr. Finfrock"); Donald F. Mintmire, Esquire, an attorney residing in the State of Florida ("Mr. Mintmire"); Mintmire & Associates, an entity engaged in the practice of law in the State of Florida controlled by Mr. Mintmire ("Mintmire & Associates"); J. Bruce Gleason, a Florida resident ("Mr. Gleason"); and, Michael D. Umile, a Florida resident ("Mr. Umile;" Mr. Umile and Mr. Gleason being collectively hereinafter referred to as the "Original American Internet Florida Stockholders"; Mr. Finfrock, Mr. Mintmire and Mintmire & Associates (being hereinafter collectively referred to as the "Original Ascot Group"), the Original Ascot Group, American Internet Nevada, American Internet Florida and the Original American Internet Florida Stockholders being sometimes hereinafter collectively referred to as the "Parties" and each being sometimes hereinafter generically referred to as a "Party"); concurrently with the promulgations of this resolution by written consent in lieu of special meeting of the Corporation's Board of Directors and in lieu of special meeting of the Corporation's stockholders (the "Rescission Agreement" and this "Instrument," respectively); and be it FURTHER



         RESOLVED, that pursuant to its obligations under the Rescission Agreement, this Corporation hereby assigns to American Internet Technical Centers, Inc., a Nevada corporation, all right title and interest in and to the name Ascot Industries; and be it FURTHER

         RESOLVED, that pursuant to its obligations under the Rescission Agreement, this Corporation hereby waives the arbitration rights reflected in the Exchange Agreement and agrees to indemnify and hold the Original Ascot Group and American Internet Nevada and its affiliates, officers, directors, stockholders, employees, agents and advisors, harmless from any and all liabilities pertaining, directly or indirectly, to any actions or failures to act by this Corporation or the Original American Internet Florida or as a result of the Parties' entry into this Agreement.


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                                  Article Four
                                  Miscellaneous

4.1      Amendment.

         No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evinced by a written instrument, subscribed by the Party against which such modification, waiver, amendment, discharge or change is sought.

4.2      Notice.

(a) All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States registered or unaudited mail, return receipt requested, postage prepaid, addressed as follows:

                                To Equity Growth:

                           Equity Growth Systems, inc.
                8001 DeSoto Woods Drive; Sarasota, Florida 34243;
                  Telephone (941) 358-8182; Fax (941) 358-8423
                Attention: Charles J. Scimeca, President; with a
                                     copy to


                           The Yankee Companies, Inc.
           902 Clint Moore Road, Suite 136; Boca Raton, Florida 33487
                   Attention: Leonard Miles Tucker, President
                  Telephone (561) 998-2025, Fax (561) 998-3425;
                   and, e-mail carrington@flinet.com; and to

                 G. Richard Chamberlin, Esquire; General Counsel
                           Equity Growth Systems, inc.
                  14950 South Highway 441; Summerfield, Florida
            34491 Telephone (352) 694-6714, Fax (352) 694-9178; and,
                           e-mail, GrichardCh@aol.com.

              To the Former American Internet Florida Stockholders:

                      J. Bruce Gleason and Michael D. Umile
               440 East Sample Road; Pompano Beach, Florida 33056
                  Telephone (954) 943-4748; Fax (954) 943-4046;
                       e-mail aitc2@bellsouth.net; and to

                          To American Internet Nevada:

                    American Internet Technical Centers, Inc.
               440 East Sample Road; Pompano Beach, Florida 33056
                     Attention: J. Bruce Gleason, President.
                  Telephone (954) 943-4748; Fax (954) 943-4046;
                       e-mail aitc2@bellsouth.net; and to

                        In care of Mintmire & Associates
            265 Sunrise Avenue, Suite 204; Palm Beach, Florida 33480;
                  Telephone (561) 832-5696, Fax (561) 832-5371

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                  Attention Donald F. Mintmire, Esquire, Agent
                          To American Internet Florida:

                    American Internet Technical Center, Inc.
               440 East Sample Road; Pompano Beach, Florida 33056
                     Attention: J. Bruce Gleason, President.
    Telephone (954) 943-4748; Fax (954) 943-4046; e-mail aitc2@bellsouth.net;
                      To Ascot or the Original Ascot Group:

                        In care of Mintmire & Associates
            265 Sunrise Avenue, Suite 204; Palm Beach, Florida 33480
                  Attention Donald F. Mintmire, Esquire, Agent
                  Telephone (561) 832-5696, Fax (561) 832-5371

         or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b) (1) The Parties acknowledge that Yankees serves as a strategic consultant to Equity Growth and, together with general counsel to Equity Growth (who also serves as general counsel to Yankees) has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.


         (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

         (C) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at their own risk, each Party acknowledging that applicable rules of the Florida Bar prevent Equity Growth's general counsel, who has reviewed, approved and caused modifications to this Agreement on behalf of Equity Growth, from representing anyone other than Equity Growth in this transaction.

4.3      Merger.

         This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4      Survival.

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and the Closing hereon and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

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4.5      Severability.

        If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6      Governing Law.

         This Agreement shall be construed in accordance with the substantive and procedural laws of the State of Delaware (other than those regulating taxation and choice of law) but any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Broward County, Florida.

4.7      Indemnification.

         Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise. In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.



4.8      Litigation.

(a) Except as provided below in conjunction with reduction of this Agreement to a judgment:

         (1) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

         (B) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (C) (A) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, one by Mr. Finfrock, one by Mr. Mintmire, one by Ascot, one by Yankees as agent for the current Directors and stockholders of Equity Growth, one by American Internet Florida and one by the Original
                           American Internet Florida Stockholders acting by majority vote (based on their relative stock ownership in Equity Growth).

                  (B) The mediation efforts shall be concluded within ten business days after their in itiation unless the Parties unanimously agree to an extended mediation period;

         (4) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, one by Mr. Finfrock, one by Mr. Mintmire, one by Ascot, one by Yankees as agent for the current Directors and stockholders of Equity Growth, one by American Internet Florida and one by the Original American Internet Florida Stockholders acting by majority vote (based on their relative stock ownership in Equity Growth).

         (5)      (A)      Expenses of mediation shall be borne by the parties
                           to the mediation equally, if successful.

                  (B)      Expenses  of  mediation,   if  unsuccessful   and  of
                           arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

                  (C) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties involved.



4.9      Benefit of Agreement.

         The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees.

4.10     Captions.

         The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.11     Number and Gender.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.12     Further Assurances.

         The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.13     Status.

         Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship.

4.14     Counterparts.

(a)      This Agreement may be executed in any number of counterparts.

(b)      All   executed    counterparts    shall    constitute   one   Agreement
         notwithstanding that all signatories are not signatories to the original or the same counterpart.

(c) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement which shall be the document filed with the Commission.



4.15     License.

(a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(b) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

(c) This Agreement shall not be construed more strictly against any Party as a result of its authorship.

4.16     Exhibit Index.

Exhibit           Description
0.1               The Reorganization Agreement
0.2               The Exchange Agreement
1.1(a)            The Mintmire & Associates Statement


         In Witness Whereof, the Parties have caused this Agreement to be executed effective as of the date last set forth below.

Signed, sealed and delivered
         In Our Presence:
                                       American Internet Technical Centers, Inc.
                                                  (A Nevada corporation)

---------------------------------

_________________________________           By: _______________________________

                                            J. Bruce Gleason, President
         (Corporate Seal)
                                            Attest:  __________________________
                                                  Michael D. Umile, Secretary
Dated:   July 8, 1999

                                                 ------------------------------
                                                Dale B. Finfrock, Jr., Director


                                        American Internet Technical Center, Inc.
                                             (A Florida corporation)

________________________________

________________________________            By: _______________________________
                                                  J. Bruce Gleason, President
         (Corporate Seal)
                                         Attest:  ______________________________
                                                   Michael D. Umile, Secretary
Dated:   July 8, 1999

                                             Original American Internet Florida
                                              Stockholders

---------------------------------

---------------------------------               ------------------------------
                                                      J. Bruce Gleason
---------------------------------

---------------------------------               ------------------------------
                                                      Michael D. Umile
Dated:   July 8, 1999

                                                    Original Ascot Group
---------------------------------

---------------------------------                ------------------------------
                                                     Dale B. Finfrock, Jr.
---------------------------------

--------------------------------                  -----------------------------
                                            Donald F. Mintmire, Esquire, on his
                                            own behalf and as the authorized
                                            agent for Mintmire & Associates
Dated:   July 8, 1999



                     Exhibit 0.1for the Rescission Agreement
                          The Reorganization Agreement
                         (See Exhibit 2.8 of the 8-KSB)


                    Exhibit 0.2 for the Rescission Agreement
                             The Exchange Agreement
                         (See Exhibit 2.6 of the 8-KSB)


                   Exhibit 1.1(a) for the Recission Agreement
                       The Mintmire & Associates Statement


                              Mintmire & Associates
                          265 Sunrise Avenue, Suite 204
                              Palm Beach, FL 33480

American Internet Technical Center, Inc.
1500 East Atlantic Blvd.
Pompano Beach, FL 33060

7/2/1999

Date         DESCRIPTION                                Hours             AMOUNT
of Service
2/3/1999     Conference- clients                         0.5              100.00
2/23/1999    General Corporate 504 Private Placement     1.6              320.00
             Memorandum
2/23/1999    Draft of Document- 504PPM                   1.5              300.00
2/23/1999    Telephone Conference with client            0.1               20.00
3/1/1999     Telephone conference- client                0.2               40.00
3/8/1999     Telephone conference- Mike Umile            0.1               20.00
3/15/1999    Telephone conference- Dale Finfrock         0.1               20.00
3/17/1999    Draft document- 504 Private Placement       1.25             250.00

             Memorandum
3/18/1999    Draft document- 504 Private Placement       1                200.00
             Memorandum
3/19/1999    Draft document- Private Placement Memorandum  2.1            420.00
3/22/1999    Telephone Conference- Mike Umile              0.1             20.00
3/22/1999    Telephone conference- Mike Umile              0.1             20.00
3/24/1999    General corporate- 504 Private Placement      1.2            240 00
             Memorandum
3/25/1999    General corporate                             0.4             80.00
3/30/1999    General corporate                             0.4             80 00
3/31/1999    Telephone conference- David Gunning           0.2             40.00
4/2/1999     Review document-fax from David Gunning        0.1             20.00
4/4/1999     Renew document- Complaint                     0.25            50.00
4/9/1999     Telephone conference- Dale Finfrock           0.2             40.00

                                                      Page 1


Mintmire & Associates
265 Sunrise Avenue, Suite 204
Palm Beach, FL 33480

American Internet Technical Center, Inc.
1500 East Atlantic Blvd.
Pompano Beach, FL 33060
7/2/1999

Date    DESCRIPTION                                     Hours             AMOUNT
of Service
4/13/1999         Telephone conference- clients         0.8               160.00
4/15/1999         General corporate                     0.2                40.00
4/29/1999         Draft document- opinion               0.5               100.00
5/6/1999          Conference-Interoffice                0.1                20.00
6/29/1999         Document review letter                0.1                20.00
7/1/1999          Telephone conference-Richard Chamberlain 0.2             40.00
7/1/1999          Conference-Interoffice                0.1                20.00
7/1/1999          Document review-file                  0.1                20.00

                  Total attorneys fees                                  2,700.00

                  Costs Advanced (photocopies, long distance calls,
                   postage, epic.)                                        135.00

                  Expenses
6/3/1999          Federal Express charges,                                 16.86

                                                                       $2,851.86

                                                      Page 2

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